UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 6, 2011

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2011, Enterprise Financial Services Corp (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Office of the Nasdaq Stock Market (“Nasdaq”) indicating that the Company had been temporarily out of compliance with certain requirements of the Nasdaq listing rules. The Letter states that the participation by the Company’s directors and officers in the registered public offering of the Company’s common stock, which was priced on May 18, 2011, was not in compliance with Nasdaq Listing Rule 5635(c) because the directors and officers purchased stock at a price below the closing consolidated bid price of the Company’s stock on that date, even though such directors and officers purchased shares at the same price and on the same terms as all other investors in the offering.

However, the Letter also acknowledged that all of the participating directors and officers had, prior to the date of the Letter, refunded to the Company the amount of the discount between the offering price and the closing consolidated bid price on May 18. Accordingly, the Letter states that Nasdaq has determined that the Company has regained compliance with Listing Rule 5635(c)and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date: June 10, 2011		/s/	Deborah N. Barstow
Deborah N. Barstow
Senior Vice President & Controller